UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported):       February 7, 2006
ART TECHNOLOGY GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware State or Other Jurisdiction of Incorporation)	000-26679 (Commission File Number)	04-3141918 (IRS Employer Identification No.)

25 First Street, Cambridge, Massachusetts (Address of Principal Executive Offices)	02141 (Zip Code)
Registrant’s telephone number, including area code:    (617) 386-1000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 1.02 Termination of a Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation
SIGNATURES

Item 1.01 Entry into a Material Definitive Agreement
     On February 10, 2006, we entered into a Ninth Loan Modification Agreement effective as of February 7, 2006 with our bank, Silicon Valley Bank. This modification agreement amended the Amended and Restated Loan and Security Agreement dated as of June 13, 2002 between us and the bank, as previously amended, as follows:
•	The expiration date of the revolving credit facility was extended from February 7, 2006 to January 31, 2008.

•	The covenant in the agreement related to minimum profitability was revised to provide that we will have net profit of at least one dollar for the quarter ending March 31, 2006 and net profit of at least $500,000 for each quarter ending thereafter.

•	Our intellectual property is no longer serving as collateral for the loan. In exchange, we have made a negative pledge to our bank with respect to our intellectual property. Accordingly, the corresponding intellectual property security agreement we had entered into with our bank has been terminated.
     We agreed to pay the bank a modification fee of $100,000 and to reimburse the bank for its reasonable legal fees and expenses incurred in connection with the amendment of the existing loan documents. $50,000 of the modification fee was paid at the time the loan documents were amended and the other $50,000 of the modification fee is due on the earlier of February 7, 2007 and the occurrence of an event of default under the loan agreement.
     On February 7, 2006, we had no borrowings outstanding, the bank had issued letters of credit in the aggregate amount of approximately $5,591,643 for our account under the facility, and approximately $14,408,357 was available under the facility.
Item 1.02 Termination of a Material Definitive Agreement
     As described in Item 1.01 above, in connection with the amendment of our loan agreement, on February 10, 2006 we terminated the Intellectual Property Security Agreement dated as of June 13, 2002, as amended and restated to date, with our bank, Silicon Valley Bank.
Item 2.03 Creation of a Direct Financial Obligation
     Under the revolving credit facility contemplated by our Amended and Restated Loan and Security Agreement dated June 13, 2002 with our bank, as previously amended and as further amended by the Ninth Loan Modification Agreement described above in Item 1.01, we may from time to time incur direct financial obligations to the bank that are material in amount. These obligations may arise from our receipt of advances under the revolving credit facility, from the issuance by the bank for our account of letters of credit, or by reason of our incurrence of fees or other charges payable to the bank under the terms of the agreement, including our obligation to pay the modification fee described above in Item 1.01.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ART TECHNOLOGY GROUP, INC.
Date: February 10, 2006	By:	/s/ Robert D. Burke
Robert D. Burke
President and Chief Executive Officer